UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

(1)           On April 15, 2010, in furtherance of its debt reduction efforts, Golden Phoenix Minerals, Inc. (the “Company”) entered into a series of agreements with Kenneth Ripley (“Ripley”) and David Pearl (“Pearl”), members of the Ashdown Milling Company, LLC (“Ashdown Milling”), Win-Eldrich Gold, Inc., (“WEG”), the Ashdown Project, LLC (“Ashdown Project”) and Earl Harrison (“Harrison”), whereby WEG agreed to modify that certain Limited Recourse Secured Promissory Note in the principal amount of $5,300,000 made in favor of the Company, dated May 13, 2009 (the “Initial Note”), and reissue and replace the Initial Note with one (1) Series A Note, two (2) Series B Notes and one (1) Series C Note, with the Company maintaining the Series A Note and WEG consenting to the Company’s assignment of the Series B Notes to Ripley and Pearl and the Series C Note to Harrison, in settlement of outstanding sums owed by the Company to each party, all as further described below (the overall transaction referred to herein as the “Debt Reduction”):

(i)           As an initial matter, in furtherance of the Debt Reduction, the Company and WEG entered into a Promissory Note Modification Agreement, dated April 15, 2010, whereby the parties agreed to replace the Initial Note issued under that certain Purchase and Sale of Membership Interest Agreement, dated May 11, 2009 (the “Ashdown Project Purchase Agreement”) with four (4) separate notes as follows: (a) one (1) Series A Limited Recourse Secured Promissory Note in the principal amount of Four Million Two Hundred Thirty-One Thousand Nine Hundred Twenty-Five Dollars and Nineteen Cents ($4,231,925.19) (the “Series A Note”), (b) two (2) Series B Limited Recourse Secured Promissory Notes, each in the principal amount of Four Hundred Eighty-Nine Thousand Two Dollars and Thirty-One Cents ($489,002.31) (the “Series B Notes”), and (c) one (1) Series C Limited Recourse Secured Promissory Note in the principal amount of Ninety Thousand Seventy Dollars and Nineteen Cents ($90,070.19) (the “Series C Note”) (the Series A Note, the Series B Notes and the Series C Note, collectively, the “Replacement Notes”).  The Ashdown Project Purchase Agreement, Initial Note and related documents thereto are described in the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2009, incorporated herein by reference.

The Series A Note bears interest at a rate of 5.25% per annum, with interest accruing from April 1, 2011, and monthly payments to commence as of even date therewith and continue in equal monthly installments for forty-nine (49) months until the Series A Note’s maturity date of April 1, 2015, unless sooner accelerated upon an event of default.  The Series B Notes are non-interest bearing and shall each be repaid in equal monthly installments over a twenty-four (24) month period, with the first monthly installment to commence on May 1, 2010.  The Series C Note bears interest at a rate of 5.25% per annum and shall be repaid in equal monthly installments over a twenty-four (24) month period, with the first monthly installment to commence on May 1, 2010.  Accordingly, the Series B Notes and Series C Note are scheduled to commence payments one (1) year prior to the commencement of payments under the Series A Note.  However, an event of default under any of the Series B Notes or Series C Note, constitutes an event of default under the Series A Note, thereby triggering the acceleration of all Replacement Notes.

Further, the Replacement Notes are collectively secured by certain Ashdown Project and WEG collateral as set forth in that certain Security Agreement and Mortgage and Deed of Trust (“Security Agreement”) entered into by and between the Company, WEG and the Ashdown Project simultaneous with and pursuant to the Ashdown Project Purchase Agreement, such Security Agreement amended as of April 15, 2010 by that certain First Amendment to Security Agreement (the “Amendment”), to facilitate the issuance of the Replacement Notes and to affirm that the Security Agreement, as amended, remains in full force and effect, securing WEG’s obligations under the Replacement Notes.

(ii)           Also in connection with the Debt Reduction, on April 15, 2010, the Company entered into a Membership Interest Purchase Agreement (the “Ashdown Milling Purchase Agreement”) with Ripley and Pearl (collectively, the “Sellers”), whereby the Company agreed to purchase the Sellers’ collective forty percent (40%)  membership interest in Ashdown Milling (the “Membership Interests”) for an aggregate purchase price of Nine Hundred Seventy-Eight  Thousand Four Dollars and Sixty-Two Cents ($978,004.62) (the “Purchase Price”), payable in the form of an assignment of the Company’s rights to those certain Series B Notes made by WEG, as described above.  The Company entered into the Ashdown Milling Purchase Agreement to acquire the Membership Interests, in furtherance of its obligation under the Ashdown Project Purchase Agreement to use its best efforts to reduce or eliminate the net smelter royalty obligations owed to Ashdown Milling.  In consideration of the Purchase Price, the Sellers agreed to assign the Company all of their respective right, title and interest in and to the Membership Interests and to provide the Company with a general release of any and all claims, obligations, debts, liabilities, agreements, warranties, representations, damages, losses, costs and expenses, among other things, that Sellers may have had against the Company.  The Company provided Sellers with a similar general release of liabilities.

To facilitate the Company’s payment of the Purchase Price as described in the Ashdown Milling Purchase Agreement, the Company and each of Ripley and Pearl entered into an Assignment of Loan Documents dated April 15, 2010 (the “Assignments”), whereby the Company assigned its right to the Series B Notes to each of Ripley and Pearl, which Assignments were duly consented to by WEG.  Pursuant to the Assignments, Ripley and Pearl each agreed to release the Company from any liability with respect to, and agreed to indemnify and hold the Company harmless from and against, any claims arising out of or relating to, the Series B Notes.

(iii)           Finally, in connection with the Debt Reduction, on April 21, 2010, the Company entered into a Settlement Agreement with Earl Harrison (“Harrison”) dated April 9, 2010 (the “Settlement Agreement”), whereby the Company agreed to pay Harrison the aggregate sum of One Hundred Eighty Thousand One Hundred Forty Dollars and Thirty-Seven Cents ($180,140.37) (the “Settlement Amount”).  The parties agreed that of the Settlement Amount, Ninety Thousand Seventy Dollars and Eighteen Cents ($90,070.18) was to be paid in cash simultaneous with the Company’s execution of the Settlement Agreement, and the remaining Ninety Thousand Seventy Dollars and Nineteen Cents ($90,070.19) was to be paid in the form of an assignment of the Company’s right to that certain Series C Note made by WEG, as described above.  In consideration of the Company's payment of the Settlement Amount, Harrison agreed to a full release of any and all debts, claims, obligations, losses, costs and expenses he may have had against the Company related to that certain default judgment dated February 2, 2009 from the Second District Court of the State of Nevada in Washoe County entered in favor of Harrison and the Execution Order dated May 1, 2009 issued in connection therewith.

To facilitate the assignment of the Series C Note, the Company and Harrison entered into an Assignment of Loan Documents dated April 15, 2010 (the “Harrison Assignment”), which Harrison Assignment was duly consented to by WEG.  Pursuant to the Harrison Assignment, Harrison agreed to release the Company from any liability with respect to, and agreed to indemnify and hold the Company harmless from and against, any claims arising out of or relating to, the Series C Note.

(2)           On April 16, 2010, the Company entered into a Debt Settlement and Release Agreement with Robert P. Martin, the Company’s current President, Secretary and Chairman of the Company’s Board of Directors (the “Debt Settlement Agreement”), as part of the Company’s ongoing efforts to consolidate and eliminate certain outstanding debt obligations.

Pursuant to the terms of the Debt Settlement Agreement, Mr. Martin agreed to accept the total sum of $716,689.19 (the “Settlement Amount”) in exchange for the settlement of all outstanding amounts owed by the Company to Mr. Martin, such amounts totaling $985,258.84 (the “Outstanding Debt”), as well as a release of all claims against the Company by Mr. Martin relating to, or arising out of, the Outstanding Debt.  By agreeing to accept the Settlement Amount, Mr. Martin is forgiving $268,569.65 owed to him by the Company.

The Outstanding Debt consists of: (i) loan obligations of the Company in the form of three promissory notes issued to Mr. Martin totaling $215,939.97 (such amount includes accrued interest on the three notes in the amount of $55,415.36) (“Loan Obligations”); (ii) unpaid salary totaling $268,569.65 (“Unpaid Salary Obligation”) and accrued unpaid expenses totaling $11,746.91 (“Accrued Expense Obligation”) owed by the Company to Mr. Martin under the Employment Agreement between the Company and Mr. Martin dated March 8, 2006, as supplemented by that certain Addendum to Employment Agreement dated January 31, 2007; and (iii) financial obligations totaling $489,002.31 owed by the Company to Mr. Martin for services performed by Mr. Martin for the Company as a member of Ashdown Milling Company, LLC (the “Ashdown Milling Obligations”).

Under the terms of the Debt Settlement Agreement, the Company agreed to pay Mr. Martin the Accrued Expense Obligation in cash as soon as reasonably practicable, with the remainder of the Settlement Amount to be issued in the form of a secured promissory note (the “Secured Promissory Note”).  Of the principal amount owed on the Secured Promissory Note, (1) $215,939.97 will accrue interest at a rate of 6.5% per annum, with a maturity date of September 12, 2010; and (2) $489,002.31 will be paid by the Company to Mr. Martin after the Company has satisfied its current financial obligations to Ripley and Pearl, the remaining members of the Ashdown Milling Company, LLC (as previously defined, “Ashdown Milling”), or by March 12, 2011, whichever comes first, said payment to be structured, at Mr. Martin’s election, as a sale of Mr. Martin’s membership interest in Ashdown Milling to the Company pursuant to, and in accordance with, the terms and conditions of the Ashdown Milling Operating Agreement.

The Secured Promissory Note is secured by 1,020,000 shares of Scorpio Gold Corporation’s (“Scorpio Gold”) common stock, valued at CN $0.50 per share (“Scorpio Gold Shares”).  Mr. Martin may elect to receive some or all of the Scorpio Gold Shares at one time or in installments, at Mr. Martin’s election, and apply those shares, to be valued at CN $0.50 per share at the time of election, against the then outstanding balance of the Secured Promissory Note, which will be reduced accordingly.  The Scorpio Gold Shares to be issued to Mr. Martin under the Debt Settlement Agreement are subject to that certain Letter Agreement by and between the Company and Scorpio Gold dated March 10, 2010, pursuant to which Scorpio Gold holds a right of first refusal with respect to the Scorpio Gold Shares.  As such, Mr. Martin shall enter into such written agreement with Scorpio Gold as may be deemed necessary to further the intent of Scorpio Gold’s right of first refusal.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on April 16, 2010, the Company entered into a Debt Settlement and Release Agreement with Robert P. Martin (as defined in Item 1.01, the “Debt Settlement Agreement”).  Under the Debt Settlement Agreement, a “direct financial obligation” between the Company and Mr. Martin was created.  Pursuant to the Debt Settlement Agreement, the Company will pay to Mr. Martin the principal amount of $704,942.28 in the form of a Secured Promissory Note.  Further information regarding the terms of the Secured Promissory Note and the related transaction are set forth above in Item 1.01, which is hereby incorporated by reference into this Item 2.03.  Because the maturity of the Secured Promissory Note occurs upon the earlier of March 12, 2011 or the date that the Company has satisfied its current financial obligations to the remaining members of Ashdown Milling, the Secured Promissory Note constitutes a short-term debt obligation of the Company.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on April 16, 2010, the Company entered into the Debt Settlement Agreement with Robert P. Martin, the Company’s current President, Secretary and Chairman of the Company’s Board of Directors.  Under the terms of the Debt Settlement Agreement, Mr. Martin agreed to forgive certain amounts owed to him by the Company, including certain amounts owed as accrued and unpaid salary, expenses, loans, and Ashdown Milling obligations, such obligations totaling $985,258.84, in exchange for payment in full of those certain expenses totaling $11,746.91 in cash as soon as reasonably practicable, and the issuance of a Secured Promissory Note in the principal amount of $704,942.28.   Further information regarding the terms of the Debt Settlement Agreement and the related transaction are set forth above in Item 1.01, which is hereby incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   April 21, 2010                                                          By: /s/ Robert P. Martin
                       Robert P. Martin
                       President